UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 20, 2012 (January 16, 2012)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Suite 3908, Shell Tower, Times Square
1 Matheson Street, Causeway Bay, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election  of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2012, Ms. Jennifer Fu, the Chief Financial Officer of Network CN Inc. (the “Company”) notified the Company of her intention to resign from her position for personal reasons.  Ms. Fu’s resignation will become effective on the earlier of (i) the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 or (ii) the appointment of a new Chief Financial Officer to serve as her replacement.

Ms Fu’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors is in the process of vetting suitable candidates to appoint as the Company’s new Chief Financial Officer and will announce any such appointment as soon as it is complete.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2012

NETWORK CN INC.

By: /s/ Earnest Leung
Earnest Leung
Chief Executive Officer